EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS
      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72623) pertaining to Paxson Communications Corporation’s 1998 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-60452) pertaining to Paxson Communications Corporation’s 1998 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-105797) pertaining to Paxson Communications Corporation’s 1998 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-20163) pertaining to Paxson Communications Corporation’s 1996 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-60819) pertaining to the resale of 200,000 shares of Class A Common Stock, and the Registration Statement (Form S-3 No. 333-75572) pertaining to the Paxson Communications Corporation Stock Incentive Plan, of our report dated April 26, 2005, with respect to Paxson Communications Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Paxson Communications Corporation, included in this Form 10-K/A.

/s/ Ernst & Young LLP
West Palm Beach, Florida
April 26, 2005